UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

December 13, 2005
Date of Report
(Date of earliest event reported)

NOVELL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices and zip code)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2005, the Board of Directors of Novell, Inc. (“Novell”) amended Novell's Bylaws, effective immediately. The changes to the Bylaws were made to update, clarify or delete certain provisions, provide flexibility in certain administrative operations and more closely track the wording of applicable Delaware law. The changes include: (1) revising the advance notice deadlines for nominations or other business to be properly brought before a stockholders meeting, as described in further detail below; (2) providing that Novell's indemnification of its authorized representatives shall be to the fullest extent permitted by the Delaware General Corporation Laws (the “DGCL”); (3) providing that Novell's advancement of expenses for indemnification purposes to authorized representatives shall be to the fullest extent not prohibited by the DGCL or any other applicable law; (4) amending provisions related to the determination of entitlement to indemnification, as described in further detail below; (5) providing that, in connection with the indemnification of expenses, no determination of entitlement to indemnification needs to be made if an authorized representative has been successful on the merits; (6) permitting authorized representatives to apply to the Court of Chancery in the State of Delaware for indemnification in certain circumstances; (7) establishing that Novell is not obligated to indemnify any authorized representative in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the Board of Directors; (8) expressly permitting Novell to provide rights to indemnification and the advancement of expenses to its employees and agents similar to those conferred to directors and officers; (9) providing that no amendment of the certificate of incorporation or the bylaws may adversely affect any right or protection of any authorized representative existing at the time of such amendment; (10) expressly permitting Novell to purchase directors and officers insurance; (11) permitting the use of electronic transmissions to provide notice of meetings; (12) permitting meetings of stockholders by remote communication; and (13) other ministerial changes.

Pursuant to Novell's prior Bylaws, for nominations or other business to be timely brought before a stockholders meeting by a stockholder, the stockholder must have given written notice to Novell's secretary, and Novell's secretary must have received such notice, not later than sixty (60) days prior to the first anniversary of the date on which notice of the prior year's annual meeting was first mailed to stockholders. Another provision of Novell's prior Bylaws provided that stockholders could make nominations of persons for election as directors at an annual meeting of stockholders if the stockholder gave written notice of their intent to make a nomination not later than 90 days in advance of such meeting. Pursuant to the revised Bylaws, for nominations or other business to be timely brought before a stockholders meeting by a stockholder, the stockholder must give written notice to Novell's secretary, and Novell's secretary must receive such notice, not later than ninety (90) days prior to the first anniversary of the date on which notice of the prior year's annual meeting was first mailed to stockholders. For purposes of Novell's 2006 Annual Meeting of Stockholders, the Corporation will recognize any notices that are provided that comply with the provisions of the Corporation's prior Bylaws.

Pursuant to Novell's revised Bylaws, determinations that authorized representatives are entitled to indemnification for third party or corporate proceedings are to be made by a majority vote of directors who are not parties to such third party or corporate proceeding, even if less than a quorum; by a committee of such directors; by independent legal counsel; or by the stockholders. Pursuant to Novell's prior Bylaws, such determinations were only able to be made by a majority of a quorum of the board consisting of directors who were not parties to such third party or corporate proceeding; by independent legal counsel; or by the stockholders.

The summary of changes to the Bylaws set forth above is qualified in its entirety by reference to the full text of the Bylaws of Novell, a copy of which is attached to this report as Exhibit 3.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

Exhibit Number	Description
3.2	By-Laws of Novell, Inc.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: December 19, 2005	By /s/ Joseph S. Tibbetts, Jr. (Signature) Senior Vice President, Chief Financial Officer (Title)

EXHIBIT INDEX

The following exhibit is filed as part of this current report on Form 8-K.

Exhibit Number	Description
Exhibit 3.2	By-Laws of Novell, Inc.